UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 21, 2011

(Date of earliest event reported)

ZENTRIC, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

Unit C2, 802 Southdown Road,

Mississauga, Ontario, Canada, L5J 2Y4

(Address of Principal Executive Offices)

(416) 245-8000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 7, 2011, the Company filed a Form 8-K to disclose matters contained Item 1.01 Entry into a Material Definitive Agreement (“Original Filing”). This Amendment No. 1 to Form 8-K amends and supersedes in its entirety the Original Filing.

Item 1.01 Entry into a Material Definitive Agreement.

A. On May 21, 2011, Zentric, Inc. (“Company”) entered into a Share Exchange Agreement with Ontex Holdings Limited, a Hong Kong company (“Ontex”), pursuant to which the Company agreed to issue to Ontex 10,000,000 shares of preferred stock with the following rights, privileges and preferences:

(i) twenty (20) votes per share, voting as a class with common stock, on all matters presented to the shareholders for a vote, and

(ii) at the sole election of the holder, each share is convertible to one (1) share of common stock, at any time after issue without any additional consideration.

In exchange, Ontex will issue to the Company 2,000,000 shares of Alpha Lujo, Inc. held by Ontex. Alpha Lujo, Inc.’s common stock is publicy traded on the OTC-BB (ALEV-OB).  The parties have established June 30, 2011 as the closing date for the transaction. The closing of the transaction is subject to terms, conditions, representations and warranties customary for a transaction of this nature.

B. On that same date, the Company entered into a Share Exchange Agreement with Alpha Lujo, Inc., pursuant to which  the Company agreed to issue to Alpha Lujo 6,666,667 shares of its common stock in exchange for 800,000 shares of common stock of Alpha Lujo. The parties have established June 30, 2011 as the closing date for the transaction. At Closing, William Tien and Philip Ni will be appointed to the Board of Directors of the Company, and all officers and directors of Zentric, other than Mr. Jeff Mak, will resign in their capacities. The closing of the transaction is subject to terms, conditions, representations and warranties customary for a transaction of this nature.

Mr. Tien is the Chief Executive Officer and a controlling shareholder of Alpha Lujo.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), including, without limitation, the Company’s ability to increase prices and revenue and continue to obtain contract renewals and extensions.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zentric, Inc.

By:	/s/ Jeff Mak
Name: Jeff Mak
Title: President
Date: June 8, 2011

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